Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 26, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of Marshall Funds, Inc., comprised of Marshall Large-Cap Value Fund, Marshall Large-Cap Growth Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall Small-Cap Growth Fund, Marshall International Stock Fund, Marshall Government Income Fund, Marshall, Marshall Short-Intermediate Bond Fund (formerly known as Marshall Intermediate Bond Fund), Marshall Intermediate Tax-Free Fund, Marshall Short-Term Income Fund, Marshall Government Money Market Fund, Marshall Prime Money Market Fund and Marshall Tax-Free Money Market Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

May 30, 2007